EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT






PARENT
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United Tennessee Bankshares, Inc.
                                           STATE OR OTHER
                                           JURISDICTION OF           PERCENTAGE
SUBSIDIARY                                 INCORPORATION             OWNERSHIP
----------                                 ---------------           ----------

Newport Federal Bank                       United States               100%